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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of Earliest Event Reported): AUGUST 23, 2001


                            FIRST BELL BANCORP, INC.
             (Exact Name of Registrant as Specified in Its Charter)


      DELAWARE                         0-25172                 25-1752651
(State or other Jurisdiction of    (SEC File Number)        (I.R.S. Employer
 Incorporation or Organization)                             Identification No.)


                     300 DELAWARE AVE., WILMINGTON, DE 19801
                    (Address of Principal Executive Offices)

                                 (302) 427-7883
              (Registrant's Telephone Number, including Area Code)

                                 NOT APPLICABLE
          (Former Name or Former Address, If Changed Since Last Report)




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ITEM 4.     CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT
            ---------------------------------------------

            (a) Deloitte & Touche LLP was previously the principal independent accountants for First Bell Bancorp, Inc. (the "Company"). On August 23, 2001, the Company dismissed Deloitte & Touche from service as its principal independent accountants. The decision to change accountants was recommended by the board of directors on August 20, 2001. In connection with the audits of the two fiscal years ended December 31, 1999 and 2000, and through the date of dismissal, there were no disagreements with Deloitte & Touche on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference to the subject matters of the disagreements in connection with their report. In addition, such financial statements contained no adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

                  Deloitte & Touche has not advised the Company of any matters described in Item 304(a)(1)(v) of Regulation S-K (17 C.F.R.
                  Section 229.304(a)(1)(v)).

                  The Company requested that Deloitte & Touche furnish the Company with a letter addressed to the Securities and Exchange Commission in response to Item 304(a)(3) of Securities and Exchange Commission Regulation S-K in this Item 4. That letter is filed as Exhibit 99.1 to this Report.

            (b) On August 23, 2001, the Company engaged S.R. Snodgrass as the Company's principal independent accountants.


ITEM 7(C).     EXHIBITS

Exhibit 99.1 Letter from Deloitte & Touche regarding its agreement with the disclosure provided under Item 4.



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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  FIRST BELL BANCORP, INC.



Dated: August 28, 2001            By: /s/ Jeffrey M. Hinds
                                      -------------------------------------
                                      Jeffrey M. Hinds
                                      Executive Vice President and
                                      Chief Financial Officer